Exhibit 10.19

PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated September __, 2018, made by and among of GROM SOCIAL ENTERPRISES, INC. (the “Company”) and the holders of Company’s common stock signatory hereto (collectively, the “Pledgors”) in favor of each of the holders of the Company’s 12% Secured Notes set forth on Schedule A hereto (as may be amended from time to time to reflect additional closings and assignments, each a Pledgee and collectively, the “Pledgees”) and Corporate Stock Transfer, Inc., as pledge holder of the Pledged Shares for the Pledgees (the “Agent”).

W I T N E S S E T H:

WHEREAS, the Pledgees have acquired an aggregate of $______ of 12% Secured Notes of the Company (the “Notes”) in one or more closings pursuant to a Subscription Agreements entered into between the Pledgees and the Company (the “Purchase Agreement” and, all capitalized terms not otherwise defined herein shall be as defined in the Purchase Agreement);

WHEREAS, the Pledgors, as principals, employees and shareholders of the Company who will each personally directly benefit from the loan by the Pledgees to the Company, have agreed to make the pledge contemplated by this Agreement in order to induce Pledgees to perform their respective obligations under the Purchase Agreement and the Notes;

WHEREAS, Pledgors have agreed to pledge an aggregate of 10,000,000 shares of common stock, par value $.001 per share, of the Company (the “Common Stock”), set forth opposite the Pledgors’ names on Schedule A attached hereto;

WHEREAS, terms used but not otherwise defined in this Agreement that are defined in Article 9 of the Uniform Commercial Code in effect in the State of New York at that time (whether or not the UCC applies to the affected Pledged Collateral) (the “UCC”) shall have the meanings ascribed to them in the UCC; and

NOW, THEREFORE, in consideration of the premises, covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Pledge and Security Interest. Each Pledgor hereby pledges, assigns and grants to the Pledgees, a continuing lien and security interest in favor of Pledgees (the “Security Interest”), to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the obligations pursuant to the Notes, the following (collectively, the “Pledged Collateral”):

(a)       the shares of Common Stock owned by such Pledgor and set forth on Schedule B attached hereto (the “Pledged Shares”) and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

(b)       all proceeds of any and all of the foregoing Pledged Collateral, in whatever form (including, without limitation, proceeds that constitute property of the types described above).

SECTION 2. Security for Obligations. This Agreement secures the payment and performance of the following obligations (collectively, the “Obligations”): all present and future indebtedness, obligations, covenants, duties and liabilities of the Company to the Pledgees now existing or hereafter arising under or in connection with this Agreement, the Notes, the Purchase Agreement and all agreements and documents executed and delivered in connection therewith (collectively, the “Transaction Documents”).

SECTION 3. Delivery of Pledged Collateral . On or prior to the date hereof, each Pledgor shall deliver to the Agent the Pledged Shares, together with duly executed instruments of transfer and stock powers endorsed in blank. Agent shall hold the Pledged Shares, together with undated stock powers executed in blank, signature guaranteed suitable for transfer, for its benefit and Pledgor further agrees to execute such other documents and to take such other actions as Pledgee deems necessary or desirable to create and perfect the security interests intended to be created hereunder, to effect the foregoing and to permit Pledgee to exercise any of its rights and remedies hereunder.

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SECTION 4. Representations and Warranties. Each Pledgor, severally and not jointly, represents and warrants as follows:

(a)       The execution, delivery and performance by the Pledgor of this Agreement and the exercise by the Pledgees of any of their rights and remedies in accordance with the terms of this Agreement and applicable securities law will not contravene any law or any contractual restriction binding on or affecting the Pledgor or any of their properties

(b)       Such Pledgor is the legal, record and beneficial owner of the Pledged Collateral owned by such Pledgor, free and clear of any lien, security interest, restriction, option or other charge or encumbrance (collectively, “Liens”).

(c)       The pledge of the Pledged Collateral and the grant of the Security Interest pursuant to this Agreement create a valid and perfected first priority security interest in the Pledged Collateral, securing payment and performance of the Obligations.

(d)       No consent of any other person or entity and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor, (ii) for the perfection or maintenance of the security interest created hereby, or (iii) for the exercise by the Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with any disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally).

(e)       There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

(f)       Except for the filing of financing statements pursuant to the UCC with the proper filing and recording agencies in the relevant jurisdictions, no authorization or approval of or filing with or notice to any governmental authority or regulatory body is required either (i) for the grant by such Pledgor of, or the effectiveness of, the Security Interest granted hereby or for the execution, delivery and performance of this Agreement by such Pledgor or (ii) for the perfection of or exercise by the Pledgees of their rights and remedies hereunder.

(g)       Effective on the date of execution of this Agreement, such Pledgor hereby authorizes the Agent to file one or more financing statements under the UCC with respect to the Security Interest with the proper filing and recording agencies in the relevant jurisdictions, and in such other jurisdictions as may be requested by the Pledgees.

(h)       Such Pledgor will not transfer, pledge, hypothecate, sell or otherwise dispose of any of the Pledged Collateral without the prior written consent of the Pledgees.

(i)       Such Pledgor shall promptly execute and deliver to the Pledgees such further assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Pledgees may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce its security interest in the Pledged Collateral.

(j)       Such Pledgor shall promptly notify the Pledgees, in sufficient detail, upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Pledged Collateral and of any other information received by such Pledgor that may materially affect the Security Interest or the rights and remedies of the Pledgees hereunder.

(k)       All information heretofore, herein or hereafter supplied to the Pledgees by or on behalf of such Pledgor with respect to the Pledged Collateral is accurate and complete in all material respects as of the date furnished.

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SECTION 5. Further Assurances. Each Pledgor agrees that at any time and from time to time, at the expense of such Pledgor, the Pledgor shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent and/or the Pledgees may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent and/or Pledgee to exercise and enforce their rights and remedies hereunder with respect to any Pledged Collateral. The Company agrees that at any time and from time to time, at the expense of the Company, the Company shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent and/or the Pledgees may reasonably request in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent and/or Pledgee to exercise and enforce their rights and remedies hereunder with respect to any Pledged Collateral. The Company shall not issue any additional securities to any Pledgor, unless the contemporaneous with such issuance, such securities are delivered to the Agent and pledged hereunder. Upon any such issuance, any such new securities shall be “Pledged Collateral” hereunder.

SECTION 6. Dividends and Voting Rights

(a)       The Pledgees agree that unless an Event of Default, as defined in the Notes, shall have occurred and be continuing, the Pledgor may, to the extent the Pledgor has such right as a holder of the Pledged Collateral, vote and give consents, ratifications and waivers with respect thereto, and from time to time, upon request from the Pledgor, the Agent shall deliver to the Pledgor suitable proxies so that the Pledgor may cast such votes, consents, ratifications and waivers.

(b)       The Pledgee agrees that the Pledgor may, unless an Event of Default shall have occurred and be continuing, receive and retain all cash dividends and other distributions with respect to the Pledged Shares.

SECTION 7. Agent Appointed Attorney-in-Fact. The Pledgors hereby appoints the Agent the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgors and in the name of the Pledgors or otherwise, from time to time during the continuance of an Event of Default in the Agent's discretion to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgors representing any dividend, interest payment or other distribution in respect of the Pledges Shares or any part thereof and to give full discharge for the same (but the Agent shall not be obligated to and shall have no liability to the Pledgor or any third party for failure to do so or take action). Such appointment, being coupled with an interest, shall be irrevocable. The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.

SECTION 8. Pledgee May Perform. If any Pledgor fails to perform any agreement contained herein, the Agent and/or Pledgees may itself perform, or cause performance of, such agreement, and the expenses of the Agent and/or Pledgees incurred in connection therewith shall be payable by such Pledgor.

SECTION 9. The Agent's Duties. The duties and rights of the Agent are as set forth on Annex A attached hereto and incorporated herein by reference. Any fees of the Agent for its services hereunder shall be paid by the Company. The powers conferred on the Agent hereunder are solely to protect the interests of the Pledgees in the Pledged Collateral and shall not impose any duty upon the Agent to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys it actually received hereunder, neither the Agent nor Pledgees shall have any duty as to any Pledged Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not such party has or is to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Pledged Collateral. The Agent and Pledgees shall be deemed to have exercised reasonable care in the custody and preservation of any Pledged Collateral in its possession if such Pledged Collateral are accorded treatment substantially equal to that which such party accords its own property.

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SECTION 10. Remedies upon Event of Default. Upon and after the occurrence of any Event of Default:

(a)       The Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to the Agent, all the rights and remedies of Agent on default under the UCC, and may also sell the Pledged Collateral or any part thereof at public or private sale, at any exchange, broker's board or at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable upon at least ten (10) days’ notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made. The Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor acknowledges and agrees that the Pledged Collateral consisting of the Pledged Shares, and/or any other shares of common stock of the Company, is of a type customarily sold on a recognized market, and accordingly that no notice of the sale thereof need be given. In addition, Agent may transfer all of the Pledged Collateral to Pledgees, who may hold all of such Pledged Collateral as payment in full of the Obligations.

(b)       Any cash held by the Agent or the Pledgees as Pledged Collateral and all cash proceeds received by the Agent or the Pledgees in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Agent or the Pledgees, be held as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable pursuant to Section 11) in whole or in part against, all or any part of the Obligations. Any surplus of such cash or cash proceeds held by the Agent or the Pledgees and remaining after payment in full of all the Obligations shall be paid over to the Pledgors, pro-rata, or to whomsoever may be lawfully entitled to receive such surplus, within five business days after such determination has been made that a surplus exists.

SECTION 11. Expenses. The Company shall upon demand pay to the Agent and/or the Pledgees the amount of any and all reasonable expenses, including reasonable attorneys’ fees and expenses and the reasonable fees and expenses of any experts and agents, which the Agent and/or Pledgee may incur in connection with (a) the administration of this Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (c) the exercise or enforcement of any of the rights of the Agent and/or Pledgee hereunder or (d) the failure by any Pledgor to perform or observe any of the provisions hereof.

SECTION 12. Continuing Security Interest; Termination. This Agreement shall create a continuing security interest in the Pledged Collateral and shall remain in full force and effect until the indefeasible payment in full of the Obligations (the “Termination Date”). On the Termination Date (i) the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgors and (ii) the Agent shall deliver to each Pledgor their respective Pledged Shares and any and all necessary stock powers required to assign the Pledged Shares back into the name of each Pledgor. Upon any such termination, the Agent shall, at the Pledgors’ expense, return, pro-rata, to the Pledgors such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Pledgors such documents as the Pledgors shall reasonably request to evidence such termination.

SECTION 13. Governing Law; Terms. For the convenience of the Agent, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws. Each Pledgor agrees to submit to the in personam jurisdiction of the state and federal courts situated within the City of New York, State of New York with regard to any controversy arising out of or relating to this Agreement. Unless otherwise defined herein, terms defined in Article 9 of the UCC are used herein as therein defined.

SECTION 14. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been received when delivered personally (which shall include, without limitation, via express overnight courier) or if mailed, three (3) business days after having been mailed by registered or certified mail, return receipt requested, postage prepaid, to the addresses of the parties as set forth herein.

SECTION 15. Indemnity. Each Pledgor, jointly and severally, agrees to indemnify and hold harmless the Agent, the Pledgees and their respective heirs, successors and assigns against and from all liabilities, losses and costs (including, without limitation, reasonable attorneys' fees) arising out of or relating to the taking or the failure to take action in respect of any transaction effected under this Agreement or in connection with the lien provided for herein, including, without limitation, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Pledged Collateral, except to the extent resulting from their gross negligence or intentional misconduct. The liabilities of the Pledgors under this Section shall survive the termination of this Agreement.

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SECTION 16. Severability. The provisions of this Agreement are severable. If any provision of this Agreement is held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such provision, or part thereof, in such jurisdiction, and shall not in any manner affect such provision or part thereof in any other jurisdiction, or any other provision of this Agreement in any jurisdiction.

SECTION 17. Counterparts. This Agreement may be executed in several counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

SECTION 18. Amendments; Entire Agreement. This Agreement is subject to modification only by a writing signed by the parties. To the extent any provision of this Agreement conflicts with any provision of the Notes, the provision giving Pledgees greater rights or remedies shall govern, it being understood that the purpose of this Agreement is to add to, and not detract from, the rights granted to Pledgees under the Notes. This Agreement and the other Transaction Documents constitute the entire agreement of the parties with respect to the subject matter of this Agreement.

SECTION 19. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and assigns; provided, however, that no Pledgor may, without the prior written consent of the Pledgees, assign or delegate any rights, powers, duties or obligations hereunder, and any such purported assignment or delegation without such consent shall be null and void.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

PLEDGORS:

__________________________
Print Name: Darren Marks
Address for Notice:
5200 Town Center Circle, Tower One, Suite 306
Boca Raton, FL 33486

__________________________
Print Name: Melvin Leiner
Address for Notice:
5200 Town Center Circle, Tower One, Suite 306
Boca Raton, FL 33486

THE COMPANY:

Grom Social Enterprises, Inc.

By: _________________________
Name: Darren Marks
Title: Chairman / CEO

THE AGENT:
Corporate Stock Transfer, Inc.

By: ______________________________
Name: Carylyn Bell
Title: President

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SCHEDULE A

Name of Pledgee	Principal Amount of Note

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SCHEDULE B

Pledged Shares

Pledgor:	Number of Shares:	Certificate Number:

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ANNEX A

to

PLEDGE

AGREEMENT

THE AGENT

1. Appointment. The Pledgees (all capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Pledge Agreement to which this Annex A is attached (the "Agreement")), by their acceptance of the benefits of the Agreement, hereby designate Corporate Stock Transfer Inc. located in Denver, Colorado (the “Agent”) as the Agent to act as specified herein and in the Agreement. The Pledgee shall be deemed irrevocably to authorize the Agent to take such action on its behalf under the provisions of the Agreement and any other Transaction Document (as such term is defined in the Purchase Agreement) and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees.

2. Nature of Duties. The Agent shall have no duties or responsibilities except those expressly set forth in the Agreement. Neither the Agent nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Agreement or hereunder or in connection herewith or therewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by its or their gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of the Agreement or any other Transaction Document a fiduciary relationship in respect of any Pledgor or any Pledgee; and nothing in the Agreement or any other Transaction Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of the Agreement or any other Transaction Document except as expressly set forth herein and therein.

3. Lack of Reliance on the Agent. Independently and without reliance upon the Agent, each Pledgee, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its subsidiaries in connection with the Pledgee’s investment in the Company, the creation and continuance of the Obligations, the transactions contemplated by the Transaction Documents, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Company and its subsidiaries, and of the value of the Pledged Collateral from time to time, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Pledgee with any credit, market or other information with respect thereto, whether coming into its possession before any Obligations are incurred or at any time or times thereafter. The Agent shall not be responsible to the Pledgors or any Pledgee for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Agreement or any other Transaction Document, or for the financial condition of the Company or the value of any of the Pledged Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement or any other Transaction Document, or the financial condition of the Company, or the value of any of the Pledged Collateral, or the existence or possible existence of any default or Event of Default under the Agreement, the Note or any of the other Transaction Documents.

4. Certain Rights of the Agent. The Agent shall have the right to take any action with respect to the Pledged Collateral, on behalf of the Pledgees. To the extent practical, the Agent shall request instructions from the Pledgees with respect to any material act or action (including failure to act) in connection with the Agreement or any other Transaction Document, and shall be entitled to act or refrain from acting in accordance with the instructions of a Majority in Interest; if such instructions are not provided despite the Agent’s request therefor, the Agent shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled to appropriate indemnification from the Pledgees in respect of actions to be taken by the Agent; and the Agent shall not incur liability to any person or entity by reason of so refraining. Without limiting the foregoing, (a) no Pledgee shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the terms of the Agreement or any other Transaction Document, and the Company or Pledgors shall have no right to question or challenge the authority of, or the instructions given to, the Agent pursuant to the foregoing and (b) the Agent shall not be required to take any action which the Agent believes (i) could reasonably be expected to expose it to personal liability or (ii) is contrary to this Agreement, the Transaction Documents or applicable law.

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5. Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Agreement and the other Transaction Documents and its duties thereunder, upon advice of counsel selected by it and upon all other matters pertaining to this Agreement and the other Transaction Documents and its duties thereunder, upon advice of other experts selected by it. Anything to the contrary notwithstanding, the Agent shall have no obligation whatsoever to any Pledgee to assure that the Pledged Collateral exists or is owned by the Pledgors or is cared for, protected or insured or that the liens granted pursuant to the Agreement have been properly or sufficiently or lawfully created, perfected, or enforced or are entitled to any particular priority.

6. Indemnification. To the extent that the Agent is not reimbursed and indemnified by the Company or the Pledgors, the Pledgees will jointly and severally reimburse and indemnify the Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder or under the Agreement or any other Transaction Document, or in any way relating to or arising out of the Agreement or any other Transaction Document except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Agent's own gross negligence or willful misconduct. Prior to taking any action hereunder as Agent, the Agent may require each Pledgee to deposit with it sufficient sums as it determines in good faith is necessary to protect the Agent for costs and expenses associated with taking such action.

7. Resignation by the Agent.

(a) The Agent may resign from the performance of all its functions and duties under the Agreement and the other Transaction Documents at any time by giving 30 days' prior written notice (as provided in the Agreement) to the Pledgors and the Pledgees. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below.

(b) Upon any such notice of resignation, the Pledgees shall appoint a successor Agent hereunder.

(c) If a successor Agent shall not have been so appointed within said 30-day period, the Agent shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Pledgees appoint a successor Agent as provided above. If a successor Agent has not been appointed within such 30-day period, the Agent may petition any court of competent jurisdiction or may interplead the Pledgors and the Pledgees in a proceeding for the appointment of a successor Agent, and all fees, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable by the Pledgors on demand.

8. Rights with respect to Pledged Collateral. Each Pledgee agrees with all other Pledgees and the Agent (i) that it shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Pledged Collateral, whether pursuant to any other agreement or otherwise (other than pursuant to this Agreement), or take or institute any action against the Agent or any of the other Pledgees in respect of the Pledged Collateral or its rights hereunder (other than any such action arising from the breach of this Agreement) and (ii) that such Pledgee has no other rights with respect to the Pledged Collateral other than as set forth in this Agreement and the other Transaction Documents. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under the Agreement.  After any retiring Agent’s resignation or removal hereunder as Agent, the provisions of the Agreement including this Annex A shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

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